UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2009

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)
Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On August 12, 2009, the United States Natural Gas Fund, LP (“UNG”) registration statement on Form S-3 (333-159772) was declared effective by the Securities and Exchange Commission (the “SEC”).  Subsequently, UNG re-commenced offerings of Creation Baskets on September 28, 2009 on a limited basis and subject to the terms and conditions set forth in UNG’s Form 8-K filed on September 11, 2009.  (UNG issues and redeems units in blocks of 100,000 units called “Creation Baskets” and “Redemption Baskets,” respectively.  Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.)

To date, UNG has invested primarily in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the New York Mercantile Exchange (the “NYMEX”), ICE Futures (formerly, the International Petroleum Exchange) or other U.S. and foreign exchanges (collectively, “Futures Contracts”).  UNG currently expects that Futures Contracts will remain its principal investment.  However, as indicated in the prospectus, UNG may invest in interests other than Futures Contracts including cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts, and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”) to comply with accountability levels and position limits.  Due to current and anticipated new regulatory restrictions and limitations that have been and may be imposed by the Commodity Futures Trading Commission, the NYMEX and the IntercontinentalExchange, Inc., the accountability levels and position limits applicable to the Futures Contracts in which UNG invests are anticipated to change.  UNG’s management has determined that UNG may need to invest a larger portion, or potentially all, of its investments in Other Natural Gas-Related Investments in order to continue to meet its investment objective and comply with these regulatory changes.

As previously disclosed in UNG’s prospectus, investments in Other Natural Gas-Related Interests, including over-the-counter swaps, are not as liquid as investments in Futures Contracts and entail different risks, including potentially higher credit risk, than do investments in Futures Contracts.  To ameliorate these risks, UNG has entered into cleared natural gas swap contracts, which share many of the attributes of Futures Contracts including liquidity, exchange oversight, standardized terms, and the posting of margin. UNG has also entered into natural gas-based over-the-counter swap agreements that provide for the netting of its overall exposure to the counterparty and holding collateral posted by counterparties to secure such exposure.  However, its investments in over-the-counter swaps and Other Natural Gas-Related Interests expose UNG to potentially greater credit risk than Futures Contracts.  UNG may not hold sufficient collateral to cover such exposure and a counterparty may not otherwise be able to satisfy its obligations to UNG on termination of the investment contract.  In addition, as a result of increasing its investments in Other Natural Gas-Related Investments, including over-the-counter swaps, UNG may be subject to payment of fees or other amounts in connection with these investments that exceed the amounts it currently pays in connection with its direct investments in Futures Contracts.  These payments may have the effect of increasing transaction-related expenses and result in increased tracking error.

Certain matters discussed in this current report on Form 8-K, including any statements that are predictive in nature or concern future market and economic conditions, our future performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance.  We do not have a specific policy or intent of updating or revising forward-looking statements.  Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.  Please see our periodic reports and other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.  The forward-looking statements and projections contained in this current report on Form 8-K are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: October 9, 2009	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer